AMENDEMENT NO. 2

     Amendment No. 2 (this "Amendment"), dated as of May 12, 1999, to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of August 27, 1997, by and among VIDEO SERVICES CORPORATION, VSC MAL CORP., the Lenders party thereto, and KEYBANK NATIONAL ASSOCIATION, as the Issuer and as the Agent.

                                    RECITALS

     I. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     II. The Borrower and the Agent wish to amend the Credit Agreement upon the terms, and subject to the conditions, herein contained.

     Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Agent hereby agree as follows:

     1.  Paragraph (a) of the  definition of  "Applicable  Margin"  contained in
Section 1.1(b) of the Credit Agreement is amended by adding the following at the end thereof:

     During the period commencing on May 12, 1999 and ending on the last date that the Compliance Certificate in respect of the fiscal quarter ended March 31, 1999 is due (but not overdue) in accordance with Section 7.7(d),
     (i) with respect to Revolving Credit Eurodollar Advances, Term Loan Eurodollar Advances and the Letter of Credit Fee, 2.5 00%, (ii) with respect to the Commitment Fee, 0.375%, and (iii) with respect to all ABR Advances, 0.5 00%.

     2. Paragraphs (b) and (c) of the definition of "Applicable Margin" contained in Section 1.1(b) of the Credit Agreement are amended and restated in their entirety as follows:

     (b) Except as otherwise provided in paragraph (a) above, at all times during which the applicable period set forth below is in effect: (i) with respect to Revolving Credit Eurodollar Advances and Term Loan Eurodollar Advances, the applicable margin set forth below under the heading "Eurodollar", (ii) with respect to ABR Advances, the applicable margin set forth below under the heading "ABR", (iii) with respect to the Commitment Fee, the applicable margin set forth below under the heading "CommitmentFee", and (iv) with respect to the Letter of Credit Fee, the applicable margin set forth below under the heading "LC Fee":

          When the                                      Commitment
     Leverage Ratio is:     Eurodollar       ABR           Fee           LC Fee
     ---------------------------------------------------------------------------
          > 4.00              3.00%         0.50%         0.500%           3.00%
        > 3.75 <4.00          2.75%         0.50%         0.500%           2.75%
        > 3.30 <3.75          2.50%         0.50%         0.375%           2.50%
        > 3.00 <3.30          2.00%         0.00%         0.375%           2.00%
        > 2.50 <3.00          1.75%         0.00%         0.375%           1.75%
        > 2.00 <2.50          1.50%         0.00%         0.375%           1.50%
        > 1.25 <2.00          1.25%        (1.00%)        0.250%           1.25%
           <1.25              1.00%        (1.00%)        0.250%           1.00%

     (c) Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective on the last date upon which the Compliance Certificate with respect to each fiscal quarter is due (but not overdue) pursuant to Section 7.7(d).

     3. The definition of "Adjusted EBITDA" contained in Section 1.1(b) of the Credit Agreement is deleted in its entirety.

     4. The definition of "Capital Expenditure" contained in Section 1.1(b) of the Credit Agreement is amended and restated in its entirety as follows:

     "Capital Expenditures": shall mean, with respect to any Person for any period, (a) the aggregate of all expenditures incurred by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person (other than the portion of the purchase price of any Operating Entity which, under GAAP, would be recorded as such additions), plus (b) for purposes of Section 8.6 only, on and after July 1, 1999. the fair market value of Property subject to an operating lease determined as of the time such Person enters into or renews the operating lease.
Notwithstanding anything in this definition to the contrary, "Capital Expenditure" shall exclude all Capital Expenditures of the Borrower and the Subsidiaries during the fiscal years 1998 and 1999 directly attributable to establishing a division of Audio plus Video International, Inc. on the West coast of the contiguous part of the United States of America to the extent not in excess of $5, 100,000 in the aggregate on a Consolidated basis.

     5. The definition of "Fixed Charge Coverage Ratio" contained in Section 1.1(b) of the Credit Agreement is amended by deleting the word "Adjusted" in each place it appears therein.

     6. Clause (d) of the first sentence of the definition of "Fixed Charges" contained in Section 1.1(b) of the Credit Agreement is amended and restated in its entirety as follows:

          (d) all income taxes paid by the Borrower and the Subsidiaries during such period net of all tax refunds received by the Borrower and the Subsidiaries during such period.

     7. Section 2.4(i) of the Credit Agreement is amended and restated in its entirety as follows:

          (i) in the case of  Revolving  Credit  Loans (x) through May 15, 1999,
          (a) for general working capital purposes, (b) up to $10,000,000 in aggregate principal amount, for Additional Permitted Acquisitions, and
          (c) to pay fees and expenses in connection with the Merger, and (y) thereafter, for general working capital purposes, and

     8. Section 3.4(a) of the Credit Agreement is amended by deleting the phrase "minus 1.00%" appearing therein and inserting in its place the phrase "plus the Applicable Margin".

     9. Section 7.11 of the Credit Agreement is amended and restated in its entirety as follows:

               7.11 Leverage Ratio

               At each fiscal quarter end occurring during each period set forth below, have a Leverage Ratio not greater than the ratio set forth adjacent to such period:

                              Period                           Ratio
                              ------                           -----

                       September 30, 1997 through
                       March31, 1998                         3.00:1.00

                       April 1, 1998 through
                       December31, 1998                      3.30:1.00

                       January 1, 1999 through
                       March31, 1999                         4.00:1.00

                       April 1, 1999 through
                       June 30, 1999                         4.35:1.00

                       July 1, 1999 through
                       September 30, 1999                    4.25:1.00

                       October 1, 1999 through
                       December31, 1999                      4.00:1.00

                       January 1, 2000 through
                       March31,2000                          3.50:1.00

                       April 1,2000 through
                       March 3l,2001                          3.00:1.00

                       April 1,2001 through
                       March 31, 2002                         2.50:1.00

                       April 1,2002
                       and thereafter                        2.00:1.00

     10. Section 7.12 of the Credit Agreement is amended and restated in its entirety as follows:

               7.12 Fixed Charge Coverage Ratio

               At each fiscal quarter end occurring during each period set forth below, have a Fixed Charge Coverage Ratio not less than the ratio set forth adjacent to such period:

                              Period                           Ratio
                              ------                           -----

                       September 30, 1997 through
                       June 30, 1998                         1.00:1.00

                       July 1, 1998 through
                       September 30, 1998                     0.90:1.00

                       October 1, 1998 through
                       December 31. 1998                      0.80:1.00

                       January 1.1999 and
                       thereafter                            1.00:1.00


     11. Section 7.13 of the Credit Agreement is amended and restated in its entirety as follows:

          7.13 Minimum Net Worth

          At each fiscal quarter end during each period set forth below, have a Net Worth equal to no less than the amount set forth below adjacent to such period:

                              Period                           Net Worth
                              ------                           ---------

                       January 1, I999 through
                       March 31, 1999                        $19,000,000

                       April 1, 1999 through
                       March 31, 2000                       $18,500,000

                       April 1,2000 through
                       March 31, 2001                        $19,000,000

                       April 1,2001 through
                       March 31, 2002                         $19,500,000

                       April 1,2002 and
                       thereafter                            $20,000,000


     For purposes of this Section 7.13,  "Net Worth" shall mean, as of any date,
     (i) all assets of the Borrower and the Subsidiaries on a Consolidated basis, minus (ii) all liabilities of the Borrower and the Subsidiaries on a Consolidated basis.

     12.  Section 8.4(e) of the Credit Agreement is deleted in its entirety.

     13. Section 8.6(a) of the Credit Agreement is amended by replacing all of the text thereof following the amount "$8,000,000" appearing therein with the following:

     (y)  in respect of the fiscal year ending June 30, 1999. $1 0.000,000,  and
          (z) in respect of each fiscal year ending after June 30, 1999, the sum of $6.000,000 plus, for purposes of this clause (z) only, the net cash proceeds, if any, received by the Borrower and the Subsidiaries during such fiscal year arising out of equipment dispositions by the Borrower and the Subsidiaries.

     14. Paragraphs 1 - 13 of this Amendment shall not be effective until such date as each of the following conditions shall have been satisfied:

          (a) Required Lenders shall have consented to the execution and delivery hereof by the Agent.

          (b) The Borrower shall have paid to the Agent, for the account of the Lenders pro rata based upon their respective credit exposures under the Credit Agreement, an amendment fee in the sum of $100,000.

          (c) The Borrower shall have paid the reasonable fees and disbursements of Special Counsel incurred in connection with this Amendment.

     15. The Borrower hereby (a) reaffirms and admits the validity and enforceability of all the Loan Documents and its obligations thereunder, (b) agrees and admits that it has no valid defenses to or offsets against any such obligation, (c) represents and warrants that, immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing,
(d) agrees to pay the reasonable fees and disbursements of Special Counsel to the Agent incurred in connection with the preparation, negotiation and closing of this Amendment, and (e) represents and warrants that each of the representations and warranties made by it in the Loan Documents is true and correct with the same effect as though such representation and warranty had been made on the date hereof.

     16. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document contained herein shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

     17. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one Amendment. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

     18. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                AMENDMENT NO. 2
                         VIDEO SERVICES CREDIT AGREEMENT


                                   VIDEO SERVICES CORPORATION


                                   By:/s/Steven G Crane
                                   Name:Steven G. Crane
                                   Title:Vice President & CFO


                                   VSC MAL CORP.


                                   By:/s/Steven G Crane
                                   Name:Steven G. Crane
                                   Title:Vice President & CFO

                                 AMENDMENT NO. 2
                         VIDEO SERVICES CREDIT AGREEMENT


                                   KEYBANK NATIONAL ASSOCIATION, in its
                                   capacity as a Lender, as the
                                   Issuer, and as the Agent


                                   By:/s/Brendan Sachtjen
                                   Name:Brendan Sachtjen
                                   Title:Senior Vice President


                                   SUMMIT BANK
                                   By:/s/J Gregory Lageman
                                   Name:J Gregory Lageman
                                   Title:Vice President